UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.  )
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DIGITAL ANGEL CORPORATION

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Applied Digital and Digital Angel Announce Voting Results
and Adjournment of Stockholder Meetings

DELRAY BEACH, FL and SOUTH ST. PAUL, MN – November 28, 2007 — Applied Digital Solutions, Inc. (NASDAQ: ADSX), a leading provider of identification and security technology, and Digital Angel Corporation (AMEX: DOC), an advanced technology company in the field of rapid and accurate identification, location tracking and condition monitoring of high-value assets, today announced the voting results of their stockholder meetings, which were held on November 27, 2007, at the Renaissance Boca Raton in Boca Raton, Florida.

At the Special Meeting of Stockholders of Applied Digital, stockholders approved the issuance of shares of Applied Digital common stock to Digital Angel Corporation stockholders in connection with the announced merger; ratified the appointment of Michael E. Krawitz as a member of Applied Digital’s board of directors to hold office until the 2010 Annual Meeting of Stockholders or until his successor has been duly elected and qualified; approved the issuance of shares of Applied Digital common stock in lieu of cash to five officers of Applied Digital, including its president and chief executive officer, should severance payments be triggered and should Applied Digital desire or be obligated to issue common stock in lieu of cash; and approved an adjournment of the Special Meeting.

Applied Digital has adjourned its Special Meeting of Stockholders on the proposal relating to the increase in its number of shares of capital stock, although Applied Digital has determined it has sufficient shares to effect the merger. While the votes cast were overwhelmingly in favor of this proposal, an insufficient number of shares were voted to approve this proposal and therefore Applied Digital is adjourning the meeting to solicit additional proxies. For this purpose, the Applied Digital Special Meeting will be reconvened at 9:00 a.m., Eastern Standard Time, on December 21, 2007 at the Renaissance Boca Raton Hotel, 2000 N.W. 19th Street, Boca Raton, Florida. The record date for stockholders entitled to vote at the reconvened meeting remains September 28, 2007.

At the Special and Annual Meeting of Stockholders of Digital Angel, stockholders approved the election of Barry Edelstein, Scott Silverman, John Block, Howard Weintraub and Michael Zarriello as directors of Digital Angel to hold office until the next Annual Meeting of Stockholders, or until their successors are elected and qualified; approved an amendment to Digital Angel’s restated certificate of incorporation to remove the requirement that holders of 66.6% of the issued and outstanding shares of common stock approve the issuance of common stock for non-cash consideration or for less than fair market value; and approved an adjournment of the Special and Annual Meeting.

Digital Angel has adjourned its Special and Annual Meeting of Stockholders to give stockholders additional time to consider the proposal to approve and adopt the merger agreement. While the votes cast for this proposal, which included Applied Digital’s votes, were overwhelmingly in favor, Digital Angel did not receive the approval of holders of a majority of the outstanding shares of Digital Angel common stock not held by Applied Digital and its affiliates, as required by the merger agreement. In order to give stockholders additional time to vote, Digital Angel is adjourning the meeting to solicit additional proxies. For this purpose, the Special and Annual Meeting will be reconvened at 10:00 a.m., Eastern Standard Time, on December 7, 2007 at Digital Angel’s offices at 1690 S. Congress Avenue, Delray Beach, Florida. The record date for stockholders entitled to vote at the reconvened meeting remains September 28, 2007.

About Applied Digital — “The Power of Identification Technology”

Applied Digital develops innovative identification and security products for consumer, commercial, and government sectors worldwide. Applied Digital’s unique and often proprietary products provide identification and security systems for people, animals, the food supply, government/military arena, and commercial assets. Included in this diversified product line are RFID applications, end-to-end food safety systems, GPS/Satellite communications, and telecomm and security infrastructure, positioning Applied Digital as the leader in identification technology. Applied Digital is the owner of majority positions in Digital Angel Corporation (AMEX: DOC) and VeriChip Corporation (NASDAQ: CHIP).

ABOUT DIGITAL ANGEL

Digital Angel Corporation is a leading provider of radio frequency identification (RFID) and global positioning system (GPS) technologies that enable the rapid and accurate identification, location tracking and condition monitoring of people, animals and high-value assets. The company’s products are utilized around the world in such applications as pet identification using its patented, FDA-approved implantable microchip; livestock identification and tracking using visual and RFID ear tags; and GPS search and rescue beacons for use on aircraft, ships and boats, and by adventure enthusiasts. Digital Angel Corporation has entered into the Merger Agreement to merge with its parent company Applied Digital.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

On August 9, 2007, Applied Digital and Digital Angel issued a joint press release announcing the signing of the Merger Agreement, pursuant to which Digital Angel Acquisition Corp. will be merged with and into Digital Angel, with Digital Angel surviving and becoming a wholly-owned subsidiary of Applied Digital (the “Merger”). Upon the consummation of the Merger, each outstanding share of Digital Angel’s common stock not currently owned by Applied Digital will be converted into 1.4 shares of Applied Digital’s common stock.

In connection with the Merger, Applied Digital filed with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus of Applied Digital and Digital Angel. The Registration Statement was declared effective on October 5, 2007. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully because they contain important information about Applied Digital, Digital Angel and the proposed transaction. The Joint Proxy Statement/Prospectus and other relevant materials, and any other documents filed with the SEC, may be obtained free of charge at the SEC’s web site (www.sec.gov). In addition, investors and security holders may obtain a free copy of other documents filed by Applied Digital or Digital Angel by directing a written request, as appropriate, to Applied Digital at 1690 South Congress Avenue, Suite 200 Delray Beach, Florida 33445, Attention: Investor Relations, or to Digital Angel at 490 Villaume Avenue, South St. Paul, Minnesota 55075, Attention: Investor Relations. Investors and security holders are urged to read the Joint Proxy Statement/Prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed transaction.

Participants in Solicitation

Applied Digital, Digital Angel and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction is included in the Joint Proxy Statement/Prospectus referred to above. Additional information regarding Applied Digital’s directors and executive officers is also included in Applied Digital’s proxy statement (Form DEF 14A) for the 2007 annual meeting of its stockholders, which was filed with the SEC on May 4, 2007. These documents are available free of charge at the SEC’s website (www.sec.gov) and by contacting Investor Relations at the addresses above.

Statements about Applied Digital’s and Digital Angel’s future expectation and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and Applied Digital’s and Digital Angel’s actual results could differ materially from expected results. The most important factors that could prevent Applied Digital and Digital Angel from achieving their goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the risk factors set forth in the Joint Proxy Statement/Prospectus and Applied Digital’s and Digital Angel’s annual and quarterly reports. Applied Digital and Digital Angel undertake no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

Contact:
Allison Tomek
Phone: (561) 805-8000
atomek@adsx.com